EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 333-28661, 33-21699,33-35288, 333-39388 and 33-45386).



Arthur Andersen LLP

Minneapolis, Minnesota,
December 19, 2001